Exhibit 10.2

ASSIGNMENT AGREEMENT

Dated: August 18, 2017

Pursuant to Sections 11.1(a) and 11.2 of the Amended and Restated Indenture, dated as of August 3, 2016 (the “Amended and Restated Indenture”), by and between LABA Royalty Sub LLC, a Delaware limited liability company (the “Issuer”) and U.S. Bank National Association, as initial trustee (in such capacity, the “Trustee”), the Amended and Restated Indenture has been satisfied and released, and the Security Interest granted to the Trustee in the Collateral has been terminated and any funds on deposit in the Collection Account and all other Collateral have been released to the Issuer (the “Release of Collateral”).  Capitalized terms used but not defined herein shall have the meanings given them in the Amended and Restated Indenture.

In connection with the Release of the Collateral, the Issuer hereby distributes, transfers, conveys, assigns and delivers to Innoviva, Inc., a Delaware corporation previously known as Theravance, Inc., as assignee (in such capacity, the “Assignee”), without recourse, all assets of the Issuer, including (i) the right, title and interest of the Issuer, whether now owned or hereafter acquired, in all of the Collateral and proceeds thereof (the “Released Assets”) and (ii) the right, title and interest of the Issuer, whether now owned or hereafter acquired, in the accounts and other assets and property of the Issuer that are not part of the Collateral (the “Other Assets”), including, without limitation, the assets that were transferred to the Issuer pursuant to the Sale and Contribution Agreement, and the Assignee hereby takes assignment of all assets of the Issuer, including the Released Assets and the Other Assets.

The Issuer shall execute and deliver, and cause to be executed and delivered, such deeds, assignments and other instruments, and take such other actions, in each case, as may be reasonably requested by the Assignee to effectuate the transactions contemplated hereunder.

In furtherance of the foregoing, if the Counterparty makes any payment pursuant to the Counterparty Agreement to an account of the Issuer, the Issuer hereby agrees to promptly remit such payment to an account or accounts designated by the Assignee.

This Assignment shall be construed in accordance with the laws of the State of New York and the obligations of the undersigned under this Assignment shall be determined in accordance with such laws.

This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

LABA ROYALTY SUB LLC

By:		/s/ Eric d’Esparbes
	Name:	Eric d’Esparbes
	Title:	Secretary and Treasurer

INNOVIVA, INC.

By:		/s/ Eric d’Esparbes
	Name:	Eric d’Esparbes
	Title:	Senior Vice President, Finance and Chief Financial Officer

Assignment Agreement